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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  JULY 8, 1996
                                 Date of Report
                        (Date of earliest event reported)



                         EVANS ENVIRONMENTAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)




    COLORADO                     0-16322                     84-1061207
- ---------------             ----------------            --------------------
(State or other             (Commission File               (IRS Employer
jurisdiction of               Number)                   Identification No.)
incorporation)


 99 SOUTHEAST FIFTH STREET, FOURTH FLOOR, MIAMI, FL                33131
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       (Address of Principal Executive Offices)                 Zip Code



        Registrant's telephone number, including area code (305) 374-8300




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ITEM 2  ACQUISITION OR DISPOSAL OF ASSETS

        On July 8, 1996, the Company acquired all the outstanding stock of American Remedial Technologies, Inc., a Florida corporation ("ART") from its sole shareholder, Mr. Enrique A. Tomeu. ART operates a soil remediation facility in Lynwood, California (the "Remediation Division"). This facility is the only currently licensed fixed base facility for thermal soil remediation in Los Angeles County, California. ART received its permit to operate on December 26, 1995 and began full operations on January 2, 1996. Its licensed capacity approaches 20,000 tons per month. The acquisition of ART will involve the Company in thermal remediation, a natural outgrowth of its current environmental consulting and remediation activities.

        The purchase price of ART consisted of a cash payment of $6,000,000, the issuance of 3,000,000 shares of unregistered Common Stock and the issuance of 1,000,000 shares of Series B Convertible Preferred Stock. The cash payment came from the proceeds of a Regulation S stock offering (see Item 5, below). The Series B Convertible Preferred Stock is convertible into 10,000,000 shares of Common Stock subject to an earn-out formula. As part of the acquisition, Mr. Tomeu was appointed Chief Executive Officer, President and a Director of the Company. Mr. Tomeu has over 15 years experience in the construction and environmental industries.

ITEM 5  OTHER EVENTS

        On July 8, 1996, the Company completed a Regulation S stock offering. The offering involved a sale of 9,000,000 shares of Common Stock at an offering price of $.90 per share generating gross proceeds to the Company of $8,100,000. The offshore placement agent (the "Placement Agent") handling the offering entered into an agency agreement which provided for a cash management and selling fee aggregating $607,500, or 7.5% of the gross proceeds. In addition, the Placement Agent received broker warrants to purchase 630,000 shares of Common Stock, exercisable at $1.00 per share until July 8, 1998 and was reimbursed for out of pocket expenses of approximately $140,000. Thus, net cash proceeds to the Company in connection with this offering were approximately $7,352,500.

ITEM 7  FINANCIAL STATEMENTS AND EXHIBITS

        (a) and (b) The financial statements of ART, and any Pro Forma financial information so required, will be filed within 60 days after the Report 8-K must be filed.

        (c) Stock Sale Agreement between the Company and Enrique A. Tomeu dated March 15, 1996, as amended, incorporated by reference from Exhibit 10.13 of Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996 dated July 15, 1996.

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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  July 22, 1996                 EVANS ENVIRONMENTAL CORPORATION
                                      a Colorado corporation



                                      By: /S/ CHARLES C. EVANS
                                          -----------------------------------
                                           Charles C. Evans
                                           Chairman of the Board of Directors

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